CUSIP No. 04335A105	13G

EXHIBIT 1

AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Arvinas, Inc.

Date: October 10, 2018

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P.
By: New Leaf Venture Management III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

By:	New Leaf BPO Associates II, L.P.
By: New Leaf BPO Management II, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES III, L.P.

By:	New Leaf Venture Management III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BPO ASSOCIATES II, L.P.

By: New Leaf BPO Management II, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BPO MANAGEMENT II, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

ISAAC MANKE

By:	*
LIAM RATCLIFFE

By:	*
Liam Ratcliffe

RONALD M. HUNT

By:	*
Ronald M. Hunt

VIJAY K. LATHI

By:	*
Vijay K. Lathi

/s/ Craig L. Slutzkin
* Craig L. Slutzkin
As attorney-in-fact

*

This Schedule 13G was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.